UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 19, 2007
Adams Respiratory Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51445	75-2725552

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4 Mill Ridge Lane, Chester, New Jersey 07930

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (908) 879-1400
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (b) On April 19, 2007, William C. Pate notified Adams Respiratory Therapeutics, Inc. (“Adams”) that he was resigning from the Board of Directors, effective as of the same date.
     (d) Effective April 19, 2007, Adams’ Board of Directors elected Jane L. Delgado, Ph. D., M.S. and Mark R. Sotir to fill the vacancies created by the resignation of William C. Pate and the decision of Steven A. Elms not to stand for reelection at Adams’ 2006 Annual Meeting of Stockholders. The Board has not yet appointed Dr. Delgado or Mr. Sotir as a member of any committee. Dr. Delgado and Mr. Sotir were appointed as Class II Directors, whose terms will expire in fiscal year 2010.
     There are no arrangements between Dr. Delgado or Mr. Sotir and any other person pursuant to which Dr. Delgado or Mr. Sotir was selected as a director, nor are there any transactions to which Adams or any subsidiary of Adams is a party and in which Dr. Delgado or Mr. Sotir has a material interest subject to disclosure under Item 404(a) of Regulation S-K.
Item 8.01 Other Events.
     On April 25, 2007, Adams issued a press release announcing the resignation of William C. Pate from, and the election of Jane L. Delgado, Ph.D., M.S. and Mark R. Sotir to, Adams’ Board of Directors. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference in its entirety.
Item 9.01
(c) Exhibits

EXHIBIT NO.	DESCRIPTION
99.1	Press Release dated April 25, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMS RESPIRATORY THERAPEUTICS, INC.
By:	/s/ Walter E. Riehemann
Walter E. Riehemann
Executive Vice President, General Counsel, Chief Compliance Officer and Secretary

Dated: April 25, 2007